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                                                                     EXHIBIT 3.1

                           SECOND AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 CINEMARK, INC.



                                       I.

         The name of the corporation is Cinemark, Inc. (the "CORPORATION").

                                      II.

         The street address of the initial registered office of the Corporation is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808, and the name of its initial registered agent at such address is Corporation Service Company.

                                      III.

         The purpose for which the Corporation is organized is the transaction of any or all lawful acts and activities for which corporations may be incorporated under the General Corporation Law of the State of Delaware.

                                      IV.

         SECTION 1. AUTHORIZED CAPITAL STOCK

         The aggregate number of shares of capital stock that the Corporation shall have authority to issue is 45,000,000, of which (1) 5,000,000 shares shall be preferred stock, par value $0.001 per share; and (2) 40,000,000 shares shall be designated Class A common stock, par value $0.001 per share (the "COMMON STOCK").

         SECTION 2. PREFERRED STOCK

         The board of directors of the Corporation (the "BOARD OF DIRECTORS") may determine the powers, designations, preferences and relative, participating, optional or other special rights, including voting rights, and the qualifications, limitations or restrictions thereof, of each class of preferred stock and of each series within any such class and may increase or decrease the number of shares within each such class or series; provided, however, that the Board of Directors may not decrease the number of shares within a class or series to less than the number of shares within such class or series that are then issued and may not increase the number of shares within a series above the total number of authorized shares of the applicable class for which the powers, designations, preferences and rights have not otherwise been set forth herein.



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         SECTION 3. COMMON STOCK DISTRIBUTIONS

         The holders of shares of Common Stock shall be entitled to receive such dividends or other distributions payable in cash, capital stock or otherwise, when, as and if declared by the Board of Directors at any time or from time to time, out of funds legally available for the payment thereof, and shall share equally on a per share basis in all such dividends or other distributions. The rights of the holders of Common Stock to receive such dividends or other distributions shall be subject to the rights of the holders of any preferred stock.

         SECTION 4. COMMON STOCK VOTING RIGHTS

         Except as required by applicable law, the holders of shares of Common Stock shall be entitled to one (1) vote for each share held on all matters submitted to a vote of the stockholders of the Corporation. Notwithstanding the foregoing, unless otherwise required by law, no holder of Common Stock, as such, shall be entitled to (i) vote on any amendment to this certificate (or on any amendment to a certificate of designations of any series of preferred stock) that only alters or changes the powers, preferences, rights or other terms of one or more outstanding series or class of preferred stock if the holders of such series or class of preferred stock are entitled to vote or consent, either separately or together with the holders of one or more other such series or classes of preferred stock, on such amendment pursuant to this certificate (or pursuant to a certificate of designations of any series of preferred stock) or pursuant to the Delaware General Corporation Law or (ii) vote on or consent to any matter submitted to a vote of any series of preferred stock in which the holders of such series of preferred stock, either separately or together with any other series of preferred stock, are entitled to vote pursuant to this certificate or a certificate of designations of a series of preferred stock, unless otherwise provided in such certificate of designations.

         SECTION 5. LIQUIDATION

         In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and distribution in full of preferential amounts (if any) to be distributed to the holders of shares of preferred stock, the holders of shares of Common Stock shall be entitled to share equally, on a share for share basis, in the remaining net assets of the Corporation available for distribution to the stockholders of the Corporation. Neither the consolidation nor the merger of the Corporation with or into any other person, nor the sale, transfer or lease of all or substantially all of the assets of the Corporation shall itself be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 5.

                                       V.

         To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or amendment of this Article by the stockholders of the Corporation or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only,



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and shall not adversely affect any limitation on the personal liability of any director of the Corporation at the time of such repeal or amendment.

                                      VI.

         The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding (whether or not by or in the right of the Corporation), by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, nonprofit entity employee benefit plan or other enterprise, against all judgments, penalties (including excise and similar taxes), fines, settlements and expenses (including attorneys' fees and court costs) actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent permitted by any applicable law, and such indemnity shall inure to the benefit of the heirs, executors and administrators of any such person so indemnified pursuant to this Article. The right to indemnification under this Article shall be a contract right and shall include, with respect to directors and officers, the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of the Board of Directors, indemnify employees and agents of the Corporation as provided in this Article VI and pay such expenses incurred by employees and agents of the Corporation upon such terms as the Board of Directors deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other right to which those seeking indemnification may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Any repeal or amendment of this Article by the stockholders of the Corporation or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and not adversely affect the indemnification of any person who may be indemnified at the time of such repeal or amendment.

                                      VII.

         No contract or other transaction between the Corporation and any other entity and no other acts of the Corporation with relation to any other entity shall, in the absence of fraud, in any way be invalidated or otherwise affected by the fact that any one or more of the directors or officers of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other entity. Any director or officer of the Corporation individually, or any firm or association of which any director or officer may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation; provided



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that the fact that he individually or as a member of such firm or association is such a party or is so interested shall be disclosed in writing to the Board of Directors or a majority of the members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken; but any director of the Corporation who is also a director or officer of such other entity or who is such a party or so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction and may not vote thereat to authorize any such contract or transaction. Notwithstanding the foregoing, any director of the Corporation may vote upon any contract or any other transaction between the Corporation and any subsidiary or affiliated entity without regard to the fact that he is also a director or officer of such subsidiary or affiliated entity.

         Any contract, transaction, act of the Corporation. or of the directors, which shall be ratified at any annual meeting of the stockholders of the Corporation, or at any special meeting of the stockholders of the Corporation, or at any special meeting called for such purpose, shall, insofar as permitted by law, be as valid and as binding as though ratified by every stockholder of the Corporation.

                                     VIII.

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the bylaws of the Corporation or to adopt new bylaws, subject to any limitations which may be contained in such bylaws. The affirmative vote of no less than a majority of all of the directors then elected to, and serving on, the Board of Directors shall be required to adopt, amend, alter or repeal the bylaws.

                                      IX.

         Meetings of stockholders may be held within or without the State of Delaware, as the bylaws of the Corporation may provide. The books of the Corporation may be kept outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation. Election of directors need not be by written ballot unless the bylaws of the corporation so provide.

                                       X.

         No amendment or waiver of any provision of this certificate shall be effective without the prior vote (whether by meeting or by written consent) of the holders of a majority of the then outstanding Common Stock, voting as a single class.

                            [SIGNATURE PAGE FOLLOWS]



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                  IN WITNESS WHEREOF, the Corporation has caused this Second
Amended and Restated Certificate of Incorporation to be signed by Michael Cavalier, its Vice President - General Counsel and Secretary, this 2nd day of April, 2004.

                                   CINEMARK, INC.



                                   By: /s/ Michael Cavalier
                                       --------------------------------------
                                       Michael Cavalier
                                       Vice President - General Counsel and
                                       Secretary